Exhibit 3.40

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[ILLEGIBLE]

The Commonwealth of Massachusetts

KEVIN H. WHITE

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS.

ARTICLES OF ORGANIZATION

We, Robert J. Carver, Ralph H. Lein, Jack S. Barker and Elizabeth C. Carver,

being a majority of the directors of

CARVER–LEIN, INC.,

elected at its first meeting, in compliance with the requirements of General Laws, Chapter 156, Section 10, hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:

We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156.

The name by which the corporation shall be known is

CARVER–LEIN, INC.

The location of the principal office of the corporation in Massachusetts is to be in the XXXXXXXX town of Saugus.                                                           XXXXXXXXXXXXXXXX                                                    XXXXXXXXXXXXXXX

[The business address of the corporaion is to be

Lewis Lane, Saugus, Massachusetts.
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The purpose for which the corporation is formed and the nature of the business to be transacted by it are as follows:

To carry on a general business of manufacturing or otherwise producing, acquiring, preparing for market, buying and selling, dealing in and with and disposing of any and all kinds of film positives and engravings and any and all products and by-products thereof, any and all ingredients, supplies and items in any stage of production, used or useful in combination with, in substitution for or otherwise in connection with or of which any one or more such products, by-products, ingredients, supplies or items form, or are suitable to form, a component part and all related machinery, appliances, apparatus and tools; to acquire, hold, use and dispose of property of whatever kind and wherever situated, and rights and interests therein, including going enterprises and the acquisition of interests in and obligations of other concerns (wherever and however organized) or of individuals, and while the owner thereof to exercise all the rights, powers and privileges of ownership in the same manner and to the same extent that an individual might; to discover, invent or acquire rights and interests in inventions, designs, patents, patent rights and licenses, trademarks, trade names, copyrights and trade secrets in any field, whether or not cognate to any other activity of the corporation and to hold, use, sell, license the use of or otherwise utilize, deal in or dispose of the same; to conduct research, experimental and development work of all kinds, whether or not cognate to any other activity of the corporation, in and with any and all kinds of materials (whether raw, processed, real or synthetic and in any form or stage), products, devices, designs, methods and processes, to maintain and operate laboratories appropriate therefor, and to enjoy and realize upon the results thereof, and of any results (in which the corporation shall have any interest) of such work done by others, and upon any and all related products, by-products, ingredients, supplies, items, machinery, appliances, apparatus and tools, as fully as it may with respect to the matters embraced within the first clause hereof; to lend money, credit or security to, to guarantee or assume obligations of and to aid in any other manner other concerns (wherever and however organized) or individuals, any obligation of which or any interest in which is held by this corporation or in the affairs or prosperity of which this corporation has a lawful interest, and to do all acts and things designed to protect, improve or enhance the value of any such obligation or interest; to join with others in any enterprise conducive to the success of the corporation, in such manner and on such terms and conditions as may be agreed upon; and in general, whether as principal or as agent or contractor for others and in any manner, to do every act and thing and to carry on any and all businesses and activities in any way connected with any of the foregoing which may lawfully be done or carried on by business corporations wherever such one or more businesses or activities may be so done; provided, however, that the corporation is not organized for any of the purposes excluded by section 2 (to the extent of such exclusion) or referred to by section 7 of said chapter.

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The total capital stock to be authorized is as follows:

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CLASS OF STOCK	WITHOUT PAR VALUE NUMBER OF SHARES	XXXXXXXX	XXX XXXX	XXXXX

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Common	7500

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The following restrictions are imposed upon the transfer of shares of the capital stock of the corporation:

The corporation shall have the right to purchase, or to direct the transfe” of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below; each holder of shares of such capital stock holds his shares subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as follows:

In the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder’s act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney) the corporation has the right to purchase such share or all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the corporation or to follow each such method in part at a price per share equal to the fair value thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

In any such event the owner of the share or shares concerned therein (being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the corporation. Within ten days after receipt of said owner’s notice, the corporation shall elect whether or not to exercise its said rights in respect to said shares and, if it elects to exercise them, shall give notice of its election.

Failing agreement between the owner and the corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the corporation.

Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators

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as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the corporation.

If in any of the said events, notice therefor having been given as provided above, the corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the corporation elects not to exercise its rights or fails to exercise them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the corporation, or within such longer period as the corporation may authorize.

If the owner’s notice in respect of any of such shares of capital stock is not received by the corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the corporation; and if the required owner’s notice is not received by the corporation after written demand by the corporation it may also or independently proceed as though a proper owner’s notice had been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

In respect of these provisions with respect to the transfer of shares of capital stock, the corporation may act by its board of directors. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing delivered by hand or addressed by mail postpaid, to the corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the corporation.

Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the corporation into the name of the pledgee) except upon compliance herewith and any such pledge shall be subject to these conditions and restrictions.

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The following additional provisions are hereby established for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, subject, however, to the foregoing provisions and amendments thereof, viz.:

Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership or beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be a sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event the authorizing or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any

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pro-vision of this paragraph which would be valid but for these provisions.

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such director or officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of the board of directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

The terms and conditions upon which a sale or exchange of all the property and assets, including the good will of the corporation, or any part thereof, is voted may include the payment therefor in whole or in part in shares, notes, bonds or other certificates of interest or indebtedness of any voluntary association, trust, joint stock company or corporation. Such vote or a subsequent vote may in the event of or in contemplation of proceedings for the dissolution of the corporation also provide, subject to the rights of creditors and preferred stockholders, for the distribution pro rata among the stockholders of the corporation, of the proceeds of any such sale or exchange, whether such proceeds be in cash or in securities as aforesaid (at values to be determined by the board of directors).

Whenever the board of directors shall deem such action conducive to the success of the corporation, the corporation may borrow money, credit or property, make contracts, incur negotiable or non-negotiable obligations either unsecured or secured by mortgage or pledge of or through lien upon any part of its assets or franchises.

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We hereby waive all requirements of the General Laws of Massachusetts for notice of the first meeting of the incorporators for the purpose of organization, and appoint the ninth day of March      ,1964, at 10 o’clock A. M., at Room 850,294 Washington Street, Boston, Massachusetts, / as the time and place for holding such first meeting.

The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

NAME XXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXX	DOMICILE XXXXXXXXXXXXXXXXXXXXX	AMOUNT OF STOCK SUBSCRIBED FOR XXXXXXX COMMON

Robert Carver	89 Green Street Marblehead, Massachusetts	250 Shares

Ralph H. Lein	18 Little Pond Road Concord, New Hampshire	200 Shares

Jack S. Barker	2 Continental Court Woburn, Massachusetts	550 Shares

IN WITNESS WHEREOF we hereto sign our names, this ninth day of March                  , 1964.

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/s/ Robert J. Carver

/s/ Ralph H. Lein

/s/ Jack S. Barker

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VOTED:

That the agreement of association and articles of organization of the corporation be and the same hereby are amended by changing the name of the corporation from CARVER-LEIN, INC. to UNIGRAPHIC, INC.  and that articles of amendment be prepared, signed, sworn to (or signed under the  penalties of perjury) and filed as required by law,  setting forth the amendment and alteration of the agreement of association and articles of organization of the corporation authorized and adopted at this meeting, and the due adoption thereof.

The foregoing amendment will become effective when these articles amendment are filed in accordance with Chapter 153B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of November, 1965.

/s/ Jerome T. Kaestner	President

/s/ Joseph W. Bartlett	Clerk